NAME OF REGISTRANT:
Franklin Valuemark Funds
File No. 811-5583

EXHIBIT ITEM No. 77C:
Submission of matters to a vote of shareholders.

MUTUAL DISCOVERY SECURITIES FUND

ACTION OF SOLE SHAREHOLDER BY WRITTEN CONSENT



The undersigned, being the sole shareholder of the MUTUAL DISCOVERY SECURITIES Fund (the "Fund"), a series of Franklin Valuemark Funds
(the "Trust"), does hereby take the following actions and does hereby consent to the following votes:


VOTED: That the investment management agreement to be entered into between Franklin Mutual Advisers, Inc. and the Trust on behalf of the Fund, be, and it hereby is, approved for the Fund.


VOTED: That the appointment of Coopers & Lybrand as the independent accountants for the Fund for the fiscal year ending December 31, 1996, be, and it hereby is, approved.

By execution hereof, the undersigned shareholder waives prior notice of the foregoing action by written consent.



                                   ALLIANZ LIFE INSURANCE COMPANY
                                   OF NORTH AMERICA on behalf of
                                   Allianz Life Variable Account B



As of October 21, 1996             By:  /s/ James P. Kelso
                                        James P. Kelso
                                        Vice President
                                        Variable Products